Five Oaks Investment Corp. Announces the Appointment of David Akre as Managing Director at Oak Circle Capital Partners LLC

NEW YORK, April 24, 2013 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("Five Oaks" or "the Company") announced today that David Akre has joined the senior management team of Oak Circle Capital Partners LLC, the Company's external manager, as a Managing Director. Mr. Akre will have primary responsibility for developing opportunities in the residential mortgage market, which is expected to enable the Company to better benefit from the curtailment of direct government involvement in housing finance.

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Mr. Akre has extensive experience in the residential mortgage loan market, including whole loan acquisition, credit underwriting, securitization, hedging and financing. He was previously Co-CEO, Vice Chairman, director and co-founder of New York Mortgage Trust, and prior to that he was Vice President of Capital Markets, Bulk Acquisitions and Secondary Markets at Thornburg Mortgage, Inc.

Mr. David Carroll, Chairman and CEO of the Company, commented, "We are delighted that David is joining us to help lead our strategic development in Non-Agency investments, securitization and origination," Mr. Carroll added, "We are looking forward to participating in the recapitalization of the private mortgage market, and David's in-depth experience and background will help us to build out our capabilities in this regard."

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused on investing in, financing and managing a portfolio of residential mortgage-backed securities ("RMBS"), residential mortgage loans and other mortgage related investments.

As a "hybrid" REIT, Five Oaks Investment Corp. invests in both Agency and Non-Agency RMBS and related investments. The Company's objective is to deliver attractive risk-adjusted returns to its investors, primarily through dividends and secondarily through capital appreciation, via an investment approach centered on taking advantage of relative value opportunities available across the whole residential mortgage market.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 641 Lexington Avenue, Suite 1432, New York, NY 10022, Attention: Investor Relations.

CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 328 9521